Exhibit 10.9

AMENDMENT NO. 3 TO
ASHLAND INC. SUPPLEMENTAL
EARLY RETIREMENT PLAN FOR CERTAIN EMPLOYEES
July 1, 2003 and as amended thereafter
______________________________________________________________

WHEREAS, Ashland Inc. and its authorized delegates reserved the right to amend the Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (Plan);
WHEREAS, Ashland Inc. and its authorized delegates desire to make an amendment conforming certain actuarial assumptions contained herein with those in a related plan;
NOW, THEREFORE, the Plan is hereby amended, effective as of October 1, 2007, as follows:
1.           Effective as of October 1, 2007, the flush language following paragraph (4) of Section 5.01(e) is amended to read as follows:

An interest rate assumption of 8% and the Section 415/417 Mortality Table in the Ashland Inc. and Affiliates Pension Plan shall be used for purposes of computing the actuarial equivalence of the reductions in the above numbered paragraphs, except for computing the actuarial equivalence of the benefit under the Ashland Inc. Nonqualified Excess Benefit Pension Plan under above paragraph (3).  The computation under said paragraph (3) shall be conducted using the same assumptions as apply to the computation of the benefit payable under the Ashland Inc. Nonqualified Excess Benefit Pension Plan.  Actuarial equivalence shall be determined as of the Effective Retirement Date.

IN WITNESS WHEREOF, this Amendment No. 3 is executed this 10th of September, 2007.

ATTEST:	ASHLAND INC.
/s/ Linda L. Foss	By:	/s/ Susan B. Esler
Secretary		Vice-President, Human Resources and Communications